Exhibit 10.1

DISSOLUTION OF VOTING AGREEMENT DATED JULY 31, 1997

                THIS AGREEMENT (the "Agreement"), effective as of July 18, 2001 (the "Effective Date"), sets forth the agreement of Benjamin Monderer, Carol Turchin and Mark Mays (the "parties"), all founders of Box Hill Systems Corp., now known as Dot Hill Systems Corp. (the "Company"), and all shareholders of the same, to dissolve a voting agreement entered into among the parties on July 31, 1997 (the "Voting Agreement").

                WHEREAS, circumstances have changed thereby rendering the Voting Agreement not to be in the best interests of either the parties or the Company;

                WHEREAS, the parties all mutually desire to dissolve the Voting Agreement in its entirety, and:

                WHEREAS, the Voting Agreement allows for such dissolution pursuant to paragraph 6;

                NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Benjamin Monderer, Carol Turchin and Mark Mays agree as follows:

                1.             Pursuant to paragraph 6, subsection c of the Voting Agreement, the Voting Agreement is hereby terminated and dissolved.

                2.             Hereinafter, the parties, as well as their heirs, successors and assigns, are free to vote and dispose of their shares of Common Stock of the Company without the restrictions imposed by the Voting Agreement.

                3.             This Agreement shall be governed by and construed in accordance with the laws of New York State without regard to its conflict of laws rules. The parties hereby consent to the jurisdiction of New York State with respect to any action or claim arising under or stemming from this Agreement.

                4.             This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements and understandings, both written and oral, which may have existed between the parties with respect to the subject matter hereof. This Agreement may be modified only by a writing signed by all parties.

                6.             No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other right hereunder.

                7.             In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the parties will negotiate in good faith to substitute a provision of like effect.

                8.             This Agreement may be executed in counterparts, which taken together, shall constitute one Agreement and any party hereto may execute this Agreement by signing such counterpart. A copy or facsimile of a signature shall be binding upon the signatory as if it were an original signature.

Benjamin Monderer	Carol Turchin	Mark Mays

/s/ Benjamin Monderer	/s/ Carol Turchin	/s/ Mark Mays
Date: 7/18/01	Date: 7/18/01	Date: 7/18/01